Exhibit 10.1

Transition Agreement and General Release of Lawrence Pernosky

This Transition Agreement and General Release (this “Agreement”) is effective as of September 6, 2017 (the “Effective Date”), by and between Amedisys, Inc. (the “Company”) and Lawrence Pernosky (the “Executive”).

RECITALS

A. As of the Effective Date, the Executive is employed by the Company as the Chief Human Resources Officer.

B. The Company and the Executive have agreed to plan for the Executive’s transition to retirement from the Company on the terms described in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions stated in this Agreement, the Company and the Executive hereby agree as follows:

1.	Continued Employment. The Company shall continue to employ the Executive as Chief Human Resources Officer through December 29, 2017 (the “Retirement Date”), subject to earlier separation of the Executive’s employment prior to the Retirement Date due to (i) the Executive’s voluntary separation of employment, or (ii) the Company terminating the Executive’s employment for “Cause” (as such term is defined in the Amedisys Holding, L.L.C. Severance Plan for Key Executives (the “Severance Plan”)) (each, an “Early Termination Event”). Notwithstanding the preceding sentence, if a new Chief Human Resources Officer is hired by the Company prior to the Retirement Date, the Executive shall no longer hold the position of Chief Human Resources Officer and shall instead assume the position of Strategic Executive through the Retirement Date, with such duties as may be assigned to the Executive by the Company’s Chief Executive Officer.

2.	Retirement. As of the Retirement Date, the Executive shall retire from employment with the Company.

3.	Compensation. Pursuant to this Agreement, the Company shall provide to the Executive, and the Executive shall accept from the Company as full compensation for the Executive’s services hereunder, the following:

(a)	Base Salary. The Executive shall continue to receive his base salary, at the rate in effect as of the date of this Agreement and in accordance with applicable payroll practices in effect for executive officers of the Company, through the Retirement Date.

(b)	2017 Annual Bonus. Subject to the achievement of applicable performance goals and the terms and conditions of the 2017 Executive Short Term Incentive Plan (the “Incentive Plan”), the Executive shall be eligible to receive an annual bonus up to ninety-three thousand, seven hundred and fifty dollars ($93,750.00) for fiscal year 2017 under the Incentive Plan. If the Executive becomes entitled to receive an annual bonus for fiscal year 2017, such annual bonus shall be paid at the same time and using the same calculation method as the fiscal year 2017 annual bonuses for other executive officers of the Company, notwithstanding the fact that the Executive shall have retired from the Company as of such payment date.

(i)	Section 409A Restrictions. Notwithstanding anything to the contrary in this Agreement or otherwise, if Executive is a “specified employee” (as defined under section 409A of the Internal Revenue Code) on the Retirement Date, any payments of “deferred compensation” (as defined under section 409A of the Internal Revenue Code) that Executive would otherwise be entitled to receive in connection with his retirement from the Company during the six month period following the Retirement Date, whether paid under this Agreement or otherwise, will instead be accumulated and paid in a lump sum on the earlier of (i) the first day of the seventh month after the Retirement Date, or (ii) the date of Executive’s death. This paragraph shall apply only to the extent required to avoid Executive’s incurrence of any additional tax or interest under section 409A of the Internal Revenue Code.

(c)	Equity Vesting.

(i)	Six thousand, five hundred and sixty-three (6,563) of the eleven thousand, two hundred and fifty (11,250) options that were granted on May 1, 2015, and are scheduled to vest on May 1, 2018, will vest on January 5, 2018. These options will expire on April 5, 2018, which is 90 days following the date of accelerated vesting.

(ii)	One thousand, six hundred and forty-one (1,641) of the two thousand, eight hundred and twelve (2,812) options that were granted on May 1, 2015, and are scheduled to vest on May 1, 2018, will vest on January 5, 2018. These options will expire on April 5, 2018, which is 90 days following the date of accelerated vesting.

(iii)	Two thousand, one hundred and eighty-eight (2,188) of the three thousand, seven hundred and fifty (3,750) options that were granted on March 24, 2016, and are scheduled to vest on May 1, 2018, will vest on January 5, 2018. These options will expire on April 5, 2018, which is 90 days following the date of accelerated vesting.

(iv)	Three thousand, two hundred and eighty-two (3,282) of the five thousand, six hundred and twenty-five (5,625) shares that were granted on February 22, 2017, and are scheduled to vest on May 1, 2018, will vest on the date that the Compensation Committee of the Amedisys Board of Directors certifies achievement of the 2017 performance metric. These options will expire 90 days following the Compensation Committee’s certification of achievement of the 2017 performance metric.

(v)	All remaining unvested portions of the Executive’s equity award agreements shall be forfeited as of December 29, 2017.

All equity awards are governed by the terms of the Amedisys, Inc. 2008 Omnibus Incentive Compensation Plan and the applicable equity award agreement relating to such award. The Executive’s right to the compensation described in this Section 3 is subject to the Executive remaining employed by the Company through the Retirement Date. If there is an Early Termination Event, the Company will not be required to provide the compensation described in this Section 3.

4.	Cooperation Obligations.

(a)	During Employment. The Executive acknowledges and agrees that, while employed by the Company, he shall render to the very best of his ability, on behalf of the Company, services to and on behalf of the Company and shall undertake diligently all duties and responsibilities required of the Chief Human Resources Officer or assigned to him by the Company. The Executive acknowledges and agrees that this obligation requires him to fully cooperate and collaborate as is required to achieve the Company’s objectives and that failure to comply with these obligations shall result in this Agreement, including all compensation provided for hereunder, becoming null and void.

(b)	Following Employment. Following the termination of his employment, the Executive agrees to cooperate with the Company by making himself reasonably available to assist the Company with any reasonable request that it should make of the Executive, including by testifying on behalf of the Company or any subsidiary in any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding in which the Executive makes claims against the Company or in which the Company makes claims against the Executive), and to assist the Company in any such action, suit or proceeding by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company; provided, however, that nothing contained in this Section 4(b) is intended to prevent the Executive from exercising his constitutional right to avoid self-incrimination. The Company agrees to reimburse the Executive, on an after-tax basis, for all reasonable expenses (including legal fees and expenses) actually incurred in connection with his cooperation pursuant to this Section.

5.	Protective Covenants Agreement.

(a) Competition with Company. Executive covenants and agrees that during his employment, and for a period of two (2) years after Executive’s final day of employment with the Company (the “Non-Competition Period”), Executive will not, as an employee, consultant, independent contractor, officer, shareholder, director, partner, owner, or in any other capacity, provide, manage, or supervise services within the “Restricted Area,” as such term is hereafter defined, that are the same as or similar in purpose or function to those services Executive has provided to the Company during the “Look Back Period,” as hereafter defined, if such services are being provided for the benefit of any business, firm, proprietorship, corporation, partnership, association, entity or venture engaged in home health, hospice or personal care services (“Competing Business”) (hereinafter, the “Non-Compete Obligation”).

(i) The term “Restricted Area” is defined as the Company Geographic Footprint; provided, however, if the Company Geographic Footprint is deemed to be overbroad by a court of competent jurisdiction, then the Restricted Area shall be any parish, county, or county equivalent that the Executive had material involvement in, received Confidential Information about, worked out of, was assigned to, had responsibility for, or supervised in the Company Geographic Footprint.

(ii) The term “Company Geographic Footprint” shall mean all parishes and counties (or county equivalents) in the states and other jurisdictions in which the Company conducts business or actively solicits business at any time during the Look Back Period or, that at the time of Executive’s Retirement Date, the Company is engaged in planning to do business in. The Company Geographic Footprint includes without limitation those parishes and counties (or county equivalents) set forth in Exhibit B hereto. The parties acknowledge that the Company is expanding rapidly and in order to prevent ongoing, repetitious amendments to this Agreement solely for the purpose of updating the Company Geographic Footprint, the parties agree that the Company Geographic Footprint, inclusive of Exhibit B, shall be self-amending to include all parishes and counties (or county equivalents) in the States and other jurisdictions in which the Company conducts business or actively solicits business at any time during the Look Back Period. The parties intend and agree that Executive’s continued employment thereafter shall serve as the parties’ constructive acceptance of an amendment to enlarge the Company Geographic Footprint.

(iii) The term “Look Back Period” means the last two years of Executive’s employment with the Company.

(iv) The term “Referral Source” shall mean any person who refers business to Company, and shall specifically include but not be limited to, any physician, surgeon, medical doctor, doctor of osteopathy, hospitalist, discharge planner, hospital employee, or representative of any senior living facility (inclusive of assisted living facilities, independent living facilities, nursing homes or skilled nursing facilities) who orders, refers, or arranges for the provision of home health, hospice or personal care/private duty care services, or any nursing or clerical staff under the supervision of the foregoing.

(b) Solicitation of Business. During the “Restricted Period,” as such term is hereafter defined, Executive will not knowingly contact, solicit, or communicate with a client, customer, patient or Referral Source of the Company for the purpose of encouraging, causing or inducing the client, customer, patient or Referral Source to cease or reduce doing business with the Company or to divert Business-related opportunities (home health, hospice or personal/private duty care services) to some person or entity engaged in any part of the Business (other than the Company), nor will Executive aid or assist any other person, business, or legal entity to do any of the aforesaid prohibited acts. The restriction created by this paragraph (the “Non-Solicitation Restriction”) is limited to clients, customers, patients and Referral Sources that Executive had material contact or business dealings with during the Look Back Period.

(i) The term “Restricted Period” means the period during Executive’s employment with Amedisys plus two years from the Executive’s final day of employment.

(ii) If Executive resides in and is subject to the laws of a state where a geographic limitation is required by applicable law in order for the Non-Solicitation Restriction to be enforced, it will be understood that the Non-Solicitation Restriction shall only apply to clients, customers, patients and Referral Sources within the Restricted Area.

(c) Solicitation of Employees. During Executive’s employment, and for a period of two (2) years after Executive ceases to be employed by the Company, Executive will not knowingly, in person or through others, solicit or communicate with, or help another person or entity solicit or communicate with, any “Protected Employee,” as hereafter defined, for the purpose of causing the Protected Employee to terminate employment with the Company or Company affiliate with which the individual is employed, or to help another person or entity hire away the Protected Employee (hereinafter, the “Employee Non-Solicitation Restriction”). The term “Protected Employee” means any employee, officer, clinician, sales person, agent, or other employee of the Company, or Company affiliate, that Executive had material contact with, supervised in any capacity, or received Confidential Information about while employed with the Company.

(i) If Executive resides in and is subject to the laws of a state where a geographic limitation is required by applicable law in order for this Executive Non-Solicitation Restriction to be enforced, it will be understood that the Executive Non-Solicitation Restriction shall only apply to Protected Employees in the Restricted Area.

6.	Non-Disparagement. The Executive acknowledges and agrees that, during the remainder of his employment with the Company and thereafter, he shall not make any statements or representations, or otherwise communicate, directly or indirectly, in writing, orally or otherwise, or take any action which may, directly or indirectly, disparage the Company or any subsidiary thereof or any of their respective officers, directors, employees, advisors, businesses or reputations.

7.	No Further Liability; Release. The Executive, and anyone claiming through the Executive or on the Executive’s behalf, hereby waive and release (a) the Company, Amedisys Inc., and each of their past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, and other related entities (whether or not they are wholly owned); and (b) the past, present, and future owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, agents, representatives, members, associates, insurance carriers, employees, and attorneys of each entity listed in subpart (a) above; and (c) the predecessors, successors, and assigns of each entity listed in subparts (a) and (b) above (“Released Parties”) with respect to any and all claims, whether currently known or unknown, that the Executive now has or has ever had against the Company or any of the other Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which the Executive signs this Agreement. Without limiting the generality of the foregoing, the claims waived and released by the Executive hereunder include, but are not limited to:

(a) all claims arising out of or related in any way to the Executive’s employment, compensation, other terms and conditions of employment, or retirement and corresponding administrative separation with the Company, including without limitation all claims for any compensation payments, bonus, severance pay, equity, or any other compensation or benefit;

(b) all claims that were or could have been asserted by the Executive or on his behalf: (i) in any federal, state, or local court, commission, or agency; or (ii) under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind); and

(c) all claims that were or could have been asserted by the Executive or on his behalf under: (i) the Age Discrimination in Employment Act, as amended; and (ii) any other federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 1981 & 1981a, the Americans with Disabilities Act, the Equal Pay Act, the Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, and the Fair Credit Reporting Act.

Nothing in this Agreement shall waive or release: (a) any claim that cannot be waived or released by law; (b) any claim to enforce this Agreement; (c) any claim for any vested benefits to which the Executive is otherwise entitled pursuant to the terms and conditions of any applicable benefit plans; (d) any claim for workers’ compensation or unemployment insurance benefits; or (e) any claim, if any, to indemnification under the Executive’s Indemnification Agreement entered into by and between the Executive and the Company and any applicable law, any Company by-laws, the Company’s director and officer insurance, it being understood and agreed that this Agreement does not create or expand upon any such rights (if any) to indemnification.

8.	Covenant Not to Sue. The Executive promises not to file, or become a plaintiff or claimant of any kind, in any arbitration, proceeding or lawsuit in court, against the Company or any of the Released Parties for, or based on, any claim or charge of employment discrimination or for any claim or action that is released under this Agreement. The Executive acknowledges that although he is releasing claims that he may have under either or both the ADEA and the OWBPA, the Executive may challenge the knowing and voluntary nature of this Agreement under the ADEA and the OWBPA before a court, the Equal Employment Opportunity Commission, or any other federal, state or local agency charged with enforcement of any employment laws. The Executive further understands that nothing in this section prohibits him from bringing a claim in which he seeks to challenge the validity of this Agreement.

9.	Supplemental Release. The Executive understands and agrees that the Executive’s execution of the Supplemental Release within twenty-one (21) days after (but not before) the Retirement Date, without revocation thereof as provided therein, is among the conditions precedent to the Company’s obligation to pay any amounts or benefits under this Agreement.

10.	No Other Actions or Claims. The Executive represents and warrants that: (a) there has not been filed by the Executive or on the Executive’s behalf any legal or other proceedings against any of the Released Parties (provided, however, that the Executive need not disclose to the Company, and the foregoing representation and warranty in this subpart (a) does not apply to, conduct or matters described in Section 13 below); (b) no such proceedings have been initiated against any of the Released Parties on the Executive’s behalf; (c) the Executive is the sole owner of the claims that are released in Section 7 above; (d) none of these claims has been transferred or assigned or caused to be transferred or assigned to any other person, firm or other legal entity; and (e) the Executive has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Agreement.

11.	Notices. All notices and other communications required or permitted by this Agreement to be delivered by the Company or the Executive to the other party shall be delivered in writing to the address shown below, either personally or by registered, certified or express mail, return receipt requested, postage prepaid, to the address for such party specified below or to such other address as the party may from time to time advise the other party, and shall be deemed given and received as of actual personal delivery, on the first business day after the date of delivery shown on any such facsimile transmission or upon the date or actual receipt shown on any return receipt if registered, certified or express mail is used, as the case may be.

Company:

Amedisys, Inc.

Attention: Dave Kemmerly

209 10th Avenue South

Suite 512

Nashville, TN 37203

Executive:

Lawrence Pernosky

906 Buford Place

Nashville, TN 37204

12.	Severability. If any provisions(s) of this Agreement shall be found invalid or unenforceable, in whole or in part, then it is the parties’ mutual desire that such provision(s) be modified to the extent and in the manner necessary to render the same valid and enforceable, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted, or as if such provision(s) had not been originally incorporated herein, as the case may be, and the remainder of the Agreement will be enforced as written.

13.	Non-Interference. Not withstand anything in this Agreement to the contrary, nothing in this Agreement prohibits the Employee from confidentially or otherwise communicating or filing a charge or complaint with a government regulatory entity, participating in a government or regulatory entity investigation, or giving truthful testimony or statement to a governmental or regulatory entity, or from responding if properly subpoenaed or otherwise required to do so under applicable law.

14.	Amendment and Termination; Entire Agreement. This Agreement may not be amended or terminated except by a writing executed by all of the parties hereto. This Agreement sets forth the entire agreement and understanding between the Company and the Executive and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof. No further remuneration of any type shall be due to the Executive other than what is set forth in this Agreement.

15.	Successors and Assigns. The rights and obligations of the parties hereunder are not assignable to another person without prior written consent; provided, however, that the Company, without obtaining the Executive’s consent, may assign its rights and obligations hereunder to a wholly-owned subsidiary and provided further that any post-employment restrictions shall be assignable by the Company to any entity which purchases all or substantially all of the Company’s assets.

16.	No Waiver. No waiver by the Company or the Executive of a right or remedy hereunder shall be deemed to be a waiver of any other right or remedy or of any subsequent right or remedy of the same kind.

17.	Governing Laws and Forum. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Tennessee. The parties hereto further agree that any action brought to enforce any right or obligation under this Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Tennessee.

18.	Older Workers Benefit Protection Act Acknowledgement. THE EXECUTIVE ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT: (a) THE EXECUTIVE HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS AGREEMENT; (b) THE EXECUTIVE RELEASES AND WAIVES CLAIMS UNDER THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH THE EXECUTIVE ALREADY IS ENTITLED; (c) THE EXECUTIVE HEREBY IS AND HAS BEEN ADVISED TO HAVE THE EXECUTIVE’S ATTORNEY REVIEW THIS AGREEMENT (AT THE EXECUTIVE’S COST) BEFORE SIGNING IT; (d) THE EXECUTIVE HAS TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT; AND (e)

WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH THE EXECUTIVE SIGNS THIS AGREEMENT, THE EXECUTIVE MAY, AT THE EXECUTIVE’S SOLE OPTION, REVOKE THE AGREEMENT UPON WRITTEN NOTICE TO AMEDISYS, INC. ATTN: DAVE KEMMERLY, GENERAL COUNSEL, 209 10TH AVENUE SOUTH, SUITE 512, NASHVILLE, TN 37203, AND THE AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY THE EXECUTIVE. IF THE EXECUTIVE REVOKES THIS AGREEMENT, IT SHALL BE NULL AND VOID.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

EXECUTIVE	AMEDISYS, INC.

/s/ Lawrence Pernosky	By:	/s/ David L. Kemmerly
Lawrence Pernosky	Its:	General Counsel

Date: 9/07, 2017	Date: 9/07, 2017

EXHIBIT A

SUPPLEMENTAL RELEASE

Amedysis, Inc. (the “Company”) and Lawrence Pernosky (the “Executive”) hereby enter into this Supplemental Release (“Release”) in accordance with the Transition Agreement and General Release between the Company and the Executive dated as of September 6, 2017 (the “Agreement”). Capitalized terms not expressly defined in this Release shall have the meanings set forth in the Agreement:

1. The Executive understands and agrees that the Executive’s execution of this Release within 21 days after (but not before) the Retirement Date, without revocation thereof as provided therein, is among the conditions precedent to the Company’s obligation to provide any of the payments or benefits set forth in Section 3 of the Agreement. The Company will provide such payments or benefits in accordance with the terms of the Agreement once the conditions set forth therein and in this Release have been met.

2. The term “Released Parties” as used in this Release includes: (a) the Company, Amedisys Holdings, Inc., and each of their past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, and other related entities (whether or not they are wholly owned); and (b) the past, present, and future owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, agents, representatives, members, associates, insurance carriers, employees, and attorneys of each entity listed in subpart (a) above; and (c) the predecessors, successors, and assigns of each entity listed in subparts (a) and (b) above.

3. The Executive, and anyone claiming through the Executive or on the Executive’s behalf, hereby waive and release the Company and the other Released Parties with respect to any and all claims, whether currently known or unknown, that the Executive now has or has ever had against the Company or any of the other Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which the Executive signs this Agreement. Without limiting the foregoing, the claims waived and released by the Executive hereunder include, but are not limited to: (a) all claims arising out of or related in any way to the Executive’s employment, compensation, other terms and conditions of employment, or termination from employment with the Company, including without limitation all claims for any compensation payments, bonus, severance pay, equity, or any other compensation or benefit; (b) all claims that were or could have been asserted by the Executive or on the Executive’s behalf in any federal, state, or local court, commission, or agency, or under any contract, tort or other common law theory; and (c) all claims that were or could have been asserted by the Executive or on her behalf under: (i) the Age Discrimination in Employment Act; and (ii) any other federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 1981 & 1981a, the Americans with Disabilities Act, the Equal Pay Act, Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, and the Family and Medical Leave Act. Notwithstanding the foregoing, the releases and waivers in this Section 3 shall not apply to any claim for unemployment or workers’ compensation, or a claim that by law is non-waivable.

4. The Executive confirms that the Executive has not filed any legal or other proceeding(s) against any of the Released Parties, is the sole owner of and has not transferred the claims released herein, and has the full right to grant the releases and agreements in this Release. In the event of any further proceedings based upon any released matter, none of the Released Parties shall have any further monetary or other obligation of any kind to the Executive, and the Executive hereby waives any such monetary or other recovery.

5. THE EXECUTIVE ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT: (a) THE EXECUTIVE HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS RELEASE; (b) THE EXECUTIVE RELEASES AND WAIVES CLAIMS UNDER THIS RELEASE KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH THE EXECUTIVE ALREADY IS ENTITLED; (c) THE EXECUTIVE HEREBY IS AND HAS BEEN ADVISED TO HAVE THE EXECUTIVE’S ATTORNEY REVIEW THIS RELEASE (AT THE EXECUTIVE’S COST) BEFORE SIGNING IT; (d) THE EXECUTIVE HAS TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS RELEASE; AND (e) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH THE EXECUTIVE SIGNS THIS RELEASE, THE EXECUTIVE MAY, AT THE

EXECUTIVE ’S SOLE OPTION, REVOKE THE RELEASE UPON WRITTEN NOTICE TO AMEDISYS, INC. ATTN: DAVE KEMMERLY, GENERAL COUNSEL, 209 10TH AVE S, SUITE 512, NASHVILLE, TN 37203 AND THE RELEASE WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY THE EXECUTIVE. IF THE EXECUTIVE REVOKES THIS RELEASE, IT SHALL BE NULL AND VOID, AND THE EXECUTIVE WILL NOT RECEIVE THE SPECIAL PAYMENTS OR BENEFITS UNDER THE AGREEMENT.

6. Except as required by law, the Executive will not disclose the existence or terms of this Release to anyone except the Executive’s accountants, attorneys and spouse (and will ensure that all such persons comply with this confidentiality provision). Nothing in this Release is intended to or shall be construed as an admission by any of the Released Parties that any of them violated any law, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to the Executive or otherwise. The Released Parties expressly deny any such illegal or wrongful conduct. This Release and the Agreement are the entire agreement of the parties regarding the matters described in such agreements and supersede any and all prior and/or contemporaneous agreements, oral or written, between the parties regarding such matters. This Release is governed by Tennessee law, may be signed in counterparts, and may be modified only by a writing signed by all parties.

THE PARTIES STATE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AND KNOWINGLY AND VOLUNTARILY INTEND TO BE BOUND THERETO:

LAWRENCE PERNOSKY	AMEDISYS, INC.

By:

Date:	Title:

Date:

EXHIBIT B

Company Geographic Footprint

The following counties, county equivalents, and/or parishes:

Alabama

Autauga	Conecuh Coosa	Houston Jackson	Morgan Perry
Baldwin	Covington	Jefferson Lamar	Pickens Pike
Barbour	Crenshaw	Lauderdale Lawrence	Randolph Russell
Bibb	Cullman Dale	Lee Limestone	Shelby
Blount	Dallas DeKalb	Lowndes Macon	St Clair Sumter
Bullock	Elmore Escambia	Madison Marengo	Talladega
Butler	Etowah Fayette	Marion Marshall	Tallapoosa
Calhoun	Franklin Geneva	Mobile Monroe	Tuscaloosa Walker
Chambers	Greene Hale	Montgomery	Washington Wilcox
Cherokee	Henry		Winston
Chilton
Choctaw
Clarke
Clay
Cleburne
Coffee
Colbert

Arizona

Coconino	Maricopa	Pinal Yavapai
Gila	Mohave Pima	Yuma
LaPaz

Arkansas

Baxter	Izard Jackson	Pike Polk	Stone
Cleburne	Johnson Lawrence	Prairie	Van Buren
Crawford	Little River Logan	Randolph	Washington White
Faulkner	Lonoke Marion	Searcy Sebastian	Woodruff
Franklin		Sevier Sharp
Fulton
Howard
Independence

California

Alameda	Orange	San Diego	Sonoma
Contra Costa	Placer	San Francisco	Sutter
El Dorado	Riverside	San Luis Obispo	Yolo
Los Angeles	Sacramento	San Mateo	Yuba
Marin	San Bernardino	Santa Clara
Napa	San Benito	Santa Cruz

Connecticut

Fairfield	Litchfield	New Haven	Tolland
Hartford	Middlesex	New London	Windham

Delaware

Kent	New Castle	Sussex

District of Columbia

City of Washington

Florida

Alachua	Franklin	Lee Leon Levy Liberty	Polk Putnam St
Baker	Gadsden	Madison Manatee	Johns St Lucie
Bay	Gilchrist	Marion Martin	Santa Rosa Sarasota
Bradford	Glades Gulf	Miami-Dade Nassau	Seminole Sumter
Brevard	Hamilton	Okaloosa Okeechobee	Suwannee Taylor
Broward	Hardee Hendry	Orange Osccola Palm	Union Volusia
Calhoun	Hernando	Beach Pasco Pinellas	Wakulla Walton
Charlotte	Highlands		Washington
Citrus Clay Collier Columbia DeSoto Dixie Duval Escambia Flagler	Hillsborough Holmes Indian River Jackson Jefferson Lafayette Lake

Georgia

Appling	Cook	Jackson	Quitman
Atkinson	Coweta	Jasper	Rabun
Bacon	Crawford	Jeff Davis	Randolph
Baldwin	Dade	Jones	Richmond
Banks	Dawson	Lamar	Rockdale
Barrow	DeKalb	Laurens	Schley
Bartow	Douglas	Liberty	Spalding
Ben Hill	Effingham	Long	Stephens
Berrien	Elbert	Lowndes	Stewart
Bibb	Emanuel	Lumpkin	Sumter
Brantley	Evans	Macon	Talbot
Bryan	Fannin	Madison	Tattnall
Butts	Fayette	Marion	Taylor
Candler	Floyd	Meriwether	Tift
Carroll	Forsyth	Monroe	Toombs
Catoosa	Franklin	Montgomery	Towns
Charlton	Fulton	Morgan	Treutlen
Chatham	Gilmer	Murray	Troup
Chattahoochee	Gordon	Muscogee	Turner
Chattooga	Greene	Newton	Union
Cherokee	Gwinnett	Oconee	Upson
Clarke	Habersham	Oglethorpe	Walker
Clay	Hall	Paulding	Walton

Clayton	Haralson	Pickens	Ware
Clinch	Harris	Pierce	Wheeler
Cobb	Hart	Pike	White
Coffee	Heard	Polk	Whitfield
Colquitt	Henry	Pulaski	Wilkinson
Columbia	Irwin	Putnam	Worth

Illinois

Boone	Henry	Lee	St Clair
Carroll	Iroquois	Livingston	Scott
Clinton	Jo Daviess	Madison	Stephenson
Cook	Kane	McHenry	Washington
DeKalb	Kankakee	Mercer	Whiteside
DuPage	Kendall	Monroe	Will
Ford	La Salle	Ogle	Winnebago
Grundy	Lake	Rock Island

Indiana

Adams	Gibson	Lawrence	Randolph
Allen	Grant	Madison	Ripley
Benton	Greene	Marion	St Joseph
Blackford	Hamilton	Marshall	Scott
Boone	Hancock	Martin	Shelby
Brown	Harrison	Miami	Spencer
Carroll	Hendricks	Monroe	Starke
Cass	Henry	Montgomery	Steuben
Clark	Howard	Morgan	Sullivan
Clay	Huntington	Newton	Tippecanoe
Clinton	Jackson	Noble	Tipton
Crawford	Jasper	Orange	Vanderburgh
Daviess	Jay	Owen	Vigo
DeKalb	Jefferson	Parke	Wabash
Delaware	Johnson	Perry	Warren
Dubois	Knox	Pike	Warrick
Elkhart	Kosciusko	Porter	Washington
Floyd	LaGrange	Posey	Wayne
Fountain	Lake	Pulaski	Wells
Fulton	LaPorte	Putnam	White Whitley

Kansas

Barber	Franklin	Linn	Rice
Butler	Greenwood	Marion	Saline
Chase	Harper	McPherson	Sedgwick
Clay	Harvey	Miami	Shawnee
Cloud	Jackson	Mitchell	Stafford

Cowley	Jefferson	Osage	Sumner
Dickinson	Johnson	Ottawa	Wabunsee
Douglas	Kingman	Pottawatamie	Wyandotte
Elk	Leavenworth	Pratt
Ellsworth	Lincoln	Reno

Kentucky

Adair	Clark	Henry	Oldham
Allen	Clinton	Jefferson	Owen
Anderson	Cumberland	Jessamine	Pendleton
Barren	Daviess	Kenton	Powell
Bath	Estill	Laurel	Pulaski
Bell	Fayette	Lincoln	Scott
Boone	Franklin	Logan	Shelby
Bourbon	Garrard	Madison	Simpson
Boyd	Grayson	Meade	Spencer
Boyle	Green	Menifee	Taylor
Breckinridge	Greenup	Mercer	Trimble
Bullitt	Hardin	Monroe	Warren
Campbell	Harrison	Montgomery	Whitley
Casey	Hart	Nicholas	Woodford

Louisiana

Acadia	Evangeline	Morehouse	St Martin
Allen	Franklin	Natchitoches	St Mary
Ascension	Grant	Orleans	St Tammany
Assumption	Iberia	Ouachita	Tangipahoa
Avoyelles	Iberville	Plaquemines	Tensas
Beauregard	Jackson	Pointe Coupee	Terrebonne
Bienville	Jefferson	Rapides	Union
Caldwell	Jefferson Davis	Richland	Vermilion
Catahoula	Lafayette	St Bernard	Vernon
Claiborne	Lafourche	St Charles	Washington
Concordia	La Salle	St Helena	W Baton Rouge
E Baton Rouge	Lincoln	St James	W Carroll
E Carroll	Livingston	St John the Baptist	W Feliciana
E Feliciana	Madison	St Landry	Winn

Maine

Androscogin	Hancock	Piscataquis	Waldo
Cumberland	Penobscot	Sagadahoc	York

Maryland

Anne Arundel	Cecil	Montgomery	Worcester
Baltimore	Dorchester	Prince Georges
Baltimore City	Harford	Somerset
Carroll	Howard	Wicomico

Massachusetts

Barnstable	Franklin	Norfolk
Berkshire	Hampden	Plymouth
Bristol	Hampshire	Suffolk
Essex	Middlesex	Worcester

Mississippi

Alcorn	Hinds	Leake	Prentiss
Benton	Issaquena	Lee	Rankin
Calhoun	Itawamba	Lowndes	Scott
Chickasaw	Jackson	Madison	Sharkey
Claiborne	Jasper	Marion	Simpson
Clarke	Jefferson	Marshall	Smith
Clay	Jefferson Davis	Monroe	Stone
Copiah	Jones	Neshoba	Tippah
Covington	Kemper	Newton	Tishomingo
Forrest	Lafayette	Oktibbeha	Union
George	Lamar	Pearl River	Walthall
Hancock	Lauderdale	Perry	Warren
Harrison	Lawrence	Pontotoc	Wayne Yazoo

Missouri

Barry	Dunklin	Mississippi	St Francois
Barton	Franklin	New Madrid	St Louis
Bollinger	Greene	Newton	St Louis City
Butler	Henry	Ozark	Ste Genevieve
Camden	Hickory	Pemiscot	Stoddard
Cape Girardeau	Iron	Perry	Stone
Carter	Jasper	Pike	Taney
Cedar	Jefferson	Polk	Vernon
Christian	Laclede	Reynolds	Warren
Crawford	Lawrence	Ripley	Washington
Dade	Lincoln	Scott	Wayne
Dallas	Madison	St Charles	Webster
Douglas	McDonald	St Clair	Wright

New Hampshire

Belknap	Hillsboro	Strafford
Carroll	Merrimack
Essex, MA	Rockingham

New Jersey

Bergen	Hudson

New York

Chautauqua	Niagara
Erie	Queens
Nassau	Suffolk

North Carolina

Alamance	Forsyth	Lincoln	Sampson
Cabarrus	Franklin	Mecklenburg	Stokes
Caswell	Gaston	Moore	Surry
Catawba	Granville	Nash	Vance
Chatham	Guilford	Orange	Wake
Cleveland	Harnett	Person	Warren
Cumberland	Hoke	Randolph	Yadkin
Davidson	Iredell	Robeson
Davie	Johnston	Rockingham
Durham	Lee	Rowan

Ohio

Adams	Defiance	Lorain	Ross
Allen	Erie	Lucas	Sandusky
Ashtabula	Fayette	Madison	Seneca
Athens	Franklin	Mahoning	Shelby
Auglaize	Fulton	Medina	Stark
Belmont	Geauga	Mercer	Summit
Brown	Greene	Miami	Trumbull
Butler	Guernsey	Monroe	Tuscarawas
Carroll	Hamilton	Montgomery	Union
Champaign	Hancock	Morgan	Warren
Clark	Hardin	Muskingum	Washington
Clermont	Harrison	Noble	Wayne
Clinton	Henry	Ottawa	Williams
Columbiana	Huron	Pickaway	Wood
Coshocton	Jefferson	Portage	Wyandot
Cuyahoga	Lake	Preble
Darke	Logan	Putnam

Oklahoma

Adair	Grant	Nowata	Seminole
Alfalfa	Hughes	Okfuskee	Sequoyah
Blaine	Kay	Oklahoma	Tulsa
Canadian	Kingfisher	Okmulgee	Wagoner
Cherokee	Lincoln	Osage	Washington
Cleveland	Logan	Ottawa	Woods
Craig	Major	Pawnee
Creek	Mayes	Payne
Delaware	McClain	Pontotoc
Ellis	Muskogee	Pottawatomie
Garfield	Noble	Rogers

Oregon

Clackamas	Deschutes	Marion	Washington
Columbia	Douglas	Multnomah	Yamhill
Crook	Jefferson	Polk

Pennsylvania

Adams	Cumberland	Lycoming	Sullivan
Allegheny	Dauphin	Mercer	Susquehanna
Armstrong	Delaware	Monroe	Union
Beaver	Erie	Montgomery	Venango
Berks	Fayette	Montour	Warren
Bucks	Greene	Northampton	Washington
Butler	Huntingdon	Northumberland	Wayne
Carbon	Lackawanna	Perry	Westmoreland
Chester	Lancaster	Philadelphia	Wyoming
Clarion	Lawrence	Pike	York
Clinton	Lebanon	Schuylkill
Columbia	Lehigh	Snyder
Crawford	Luzerne	Somerset

Puerto Rico

Canovanas	Culebra	Loiza	San Juan
Carolina	Fajardo	Luquillo	Trujillo Alto
Ceiba	Guaynabo	Rio Grande	Vieques

Rhode Island

Bristol	Newport	Providence	Washington

Kent		South Carolina

Abbeville	Chesterfield	Hampton	Oconee
Aiken	Clarendon	Horry	Orangeburg
Allendale	Colleton	Jasper	Pickens
Anderson	Darlington	Kershaw	Richland
Bamberg	Dillon	Lancaster	Saluda
Barnwell	Dorchester	Laurens	Spartanburg
Beaufort	Edgefield	Lee	Sumter
Berkeley	Fairfield	Lexington	Union
Calhoun	Florence	Marion	Williamsburg
Charleston	Georgetown	Marlboro	York
Cherokee	Greenville	McCormick
Chester	Greenwood	Newberry

Tennessee

Anderson	Fayette	Knox	Rhea
Bedford	Fentress	Lauderdale	Roane
Benton	Franklin	Lawrence	Robertson
Bledsoe	Gibson	Lewis	Rutherford
Blount	Giles	Lincoln	Scott
Bradley	Grainger	Loudon	Sequatchie

Campbell	Greene	Macon	Sevier
Cannon	Grundy	Madison	Shelby
Carroll	Hamblen	Marion	Smith
Carter	Hamilton	Marshall	Stewart
Cheatham	Hancock	Maury	Sullivan
Chester	Hardeman	McMinn	Sumner
Claiborne	Hardin	McNairy	Tipton
Clay	Hawkins	Meigs	Trousdale
Cocke	Haywood	Monroe	Unicoi
Coffee	Henderson	Montgomery	Union
Crockett	Henry	Moore	Van Buren
Cumberland	Hickman	Morgan	Warren
Davidson	Houston	Obion	Washington
DeKalb	Humphreys	Overton	Weakley
Decatur	Jackson	Pickett	White
Dickson	Jefferson	Polk	Williamson
Dyer	Johnson	Putnam	Wilson

Texas

Bexar

Virginia

Albemarle	Dinwiddie	Lexington City	Radford
Alleghany	Essex	Loudoun	Richmond
Amelia	Fauquier	Louisa	Richmond City
Amherst	Floyd	Lunenburg	Roanoke
Appomattox	Fluvanna	Lynchburg	Rockbridge
Augusta	Franklin	Madison	Rockingham
Bedford	Franklin City	Martinsville City	Russell
Bedford City	Fredericksburg City	Mathews	Salem
Bland	Galax City	Mecklenburg	Scott
Botetourt	Giles	Middlesex	Shenandoah
Bristol City	Gloucester	Montgomery	Smyth
Brunswick	Goochland	Nelson	Southampton
Buchanan	Grayson	New Kent	Spotsylvania

Buckingham	Greene	Newport News City	Stafford
Buena Vista City	Greensville	Norfolk	Staunton City
Campbell	Halifax	Northampton	Suffolk City
Caroline	Hampton City	Northumberland	Surry
Carroll	Hanover	Nottoway	Sussex
Charles City	Harrisonburg	Orange	Tazewell
Charlotte	Henrico	Page	Virginia Beach City
Charlottesville	Henry	Patrick	Washington
Chesapeake City	Highland	Petersburg City	Waynesboro City
Chesterfield	Hopewell City	Pittsylvania	Westmoreland
Colonial Heights	Isle Of Wight	Poquoson City	Williamsburg City
Covington	James City	Portsmouth City	Wise
Craig	King And Queen	Powhatan	Wythe
Culpeper	King George	Prince Edward	York
Cumberland	King William	Prince George
Danville	Lancaster	Prince William
Dickenson	Lee	Pulaski

Washington

Benton	Ferry	Grant	Walla Walla
Douglas	Franklin	Okanogan

West Virginia

Barbour	Jackson	Monroe	Summers
Boone	Kanawha	Nicholas	Taylor
Brooke	Lewis	Ohio	Tucker
Cabell	Lincoln	Pendleton	Tyler
Calhoun	Logan	Pleasants	Upshaw
Clay	Marion	Pocahontas	Upshur
Doddridge	Marshall	Preston	Webster
Fayette	Mason	Putnam	Wetzel
Gilmer	McDowell	Raleigh	Wirt
Grant	Mercer	Randolph	Wood
Greenbrier	Mingo	Ritchie	Wyoming
Harrison	Monongalia	Roane

Wisconsin

Brown	Milwaukee	Shawano
Calumet	Oconto	Washington
Kenosha	Outagamie	Waukesha
Kewaunee	Ozaukee	Winnebago
Manitowoc	Racine